EXHIBIT 10.2

ASSIGNMENT OF MEMBERSHIP INTEREST

HELIX HOLDINGS, LLC

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (“Assignment”) dated June 1, 2021, is by and among Esports Entertainment Group, Inc., a Nevada corporation with a registered address at 112 North Curry Street, Carson City, Nevada 89703-4934 (the “Assignee”) and each of the individuals comprising all of the members of Helix Holdings, LLC (collectively, the “Assignors” and each an “Assignor”).

WHEREAS, the Assignors represent all of the members of HELIX HOLDINGS, LLC, a Delaware limited liability company (the “Company”), owning one hundred percent (100%) of the outstanding membership interests of the Company (the “Assignor’s Interest”); and

WHEREAS, the Assignors and the Assignee entered into that certain Equity Purchase Agreement between EEG and Company dated January 22, 2021, as amended on May 21, 2021 (the “Equity Agreement”), pursuant to which the Assignee agreed to purchase and the Assignors agreed to sell all of the Assignor’s Interest in the Company; and

WHEREAS, the Assignor, effective as of as of the date hereof (the “Effective Date”), wishes to assign and transfer, and Assignee wishes to accept, all of the Assignor’s Interest, representing one hundred percent (100%) of the outstanding membership interests of the Company (the “Assigned Interest”) in consideration for the Purchase Price (as defined in the Equity Agreement);

NOW THEREFORE, Assignor and Assignee, intending to be legally bound hereby, represent, warrant, and agree as follows:

1. Ownership of Assignor’s Interest. Assignors each hereby represent that it is the owner, beneficially and of record, of all of the Assigned Interests, free and clear of any claim, lien, option, charge, restriction or encumbrance of any nature whatsoever (collectively, “Encumbrances”). Assignors each have full requisite power and authority to sell, convey, transfer, assign, and deliver the Assignor’s Interest to Assignee according to the terms and the provisions of this Assignment and the Equity Agreement so as to vest in Assignor, and upon executing this Assignment, Assignors shall vest in the Assignee, good and marketable title to the Assigned Interests free and clear of any and all Encumbrances.

2. Assignment of Interest. The Assignors, as of the Effective Date, hereby assigns, and transfers the Assigned Interest, to the Assignee so that Assignee receives one hundred percent (100%) of the outstanding membership interests of the Company, and the Assignee hereby accepts the above-described assignment.

3. Resignation. In addition, effective the date hereof, each Seller withdraws and resigns as a member of the Company.

4. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, legal representatives and permitted assigns, and shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered as of the date first set forth above.

ASSIGNEE:

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer

ASSIGNORS:

SCV Capital, LLC

By:	/s/Murphy van der Velde
Murphy van der Velde, Manager

/s/ Thomas O’Neill
Thomas O’Neill

/s/ Sean McLaughlin
Sean McLaughlin

/s/Ann Marie van der Velde
Ann Marie van der Velde

/s/ William Collis
William Collis

/s/ Joseph Ahn
Joseph Ahn

/s/ Rohan Gopaldas
Rohan Gopaldas

/s/ Faraz Barmpar
Faraz Barmpar

/s/ Andrew Agus
Andrew Agus

/s/ Paul Gavin
Paul Gavin

/s/ Daniel Ahn
Daniel Ahn

/s/ Paul Dawalibi
Paul Dawalibi

/s/ Michael Vorhaus
Michael Vorhaus

/s/ Adam Morrison
Adam Morrison

/s/ Tim Edmonds
Tim Edmonds

/s/ Patrick Kenyon
Patrick Kenyon

/s/ Murphy van der Velde
Murphy van der Velde

/s/ Jack van der Velde
Jack van der Velde

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